Exhibit 10.1

Amendment to 2012 Employee Stock Purchase Plan

WHEREAS, Staples, Inc. (“Staples”) heretofore adopted the 2012 Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, shareholders of Staples approved an amendment (the “Amendment”) to the Plan on June 1, 2015 to authorize a 12,000,000 share increase in the number of shares of common stock available for issuance under the Plan; and

NOW, THEREFORE, the Plan is hereby amended, effective June 1, 2015, as follows:

Section 13(a) is hereby deleted and replaced in its entirety with a new Section 13(a) as set forth below:

(a) Basic Limitation. Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, a maximum 27,000,000 shares of Common Stock will be made available for sale under the Plan. All or any portion of such maximum number of shares may be issued under the Section 423 Component.

Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Staples, by its duly authorized officer, has caused this Amendment to be executed on the 1st day of June, 2015.

STAPLES, INC.

By:	/s/ Regis Mulot
Regis Mulot
Executive Vice President, HR

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